UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No.     )

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IMMUCELL CORPORATION

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IMMUCELL CORPORATION

Notice of Annual Meeting of Stockholders

June 12, 2009

To the Stockholders of ImmuCell Corporation:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of ImmuCell Corporation (the “Company”) will be held at the Company’s principal place of business at 56 Evergreen Drive in Portland, Maine on Friday, June 12, 2009 at 8:30 a.m. for the following purposes:

1.	To elect a Board of Directors to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified.

2.	To consider and act upon a proposal to approve the Company’s 2009 Stock Option and Incentive Plan.

3.	To take any other action which may properly come before the meeting, or any adjournment thereof.

The Board of Directors has fixed the close of business on Wednesday, April 15, 2009, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting.

By Order of the Board of Directors

Michael F. Brigham, Secretary

April 21, 2009

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE ENCLOSED FOR THAT PURPOSE. THE GIVING OF SUCH PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING IN PERSON.

IMMUCELL CORPORATION

56 Evergreen Drive

Portland, ME 04103

April 21, 2009

PROXY STATEMENT

2009 Annual Meeting of Stockholders

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of ImmuCell Corporation (the “Company”), a Delaware corporation, of proxies to be voted at the Annual Meeting of Stockholders of the Company to be held at 8:30 a.m. on Friday, June 12, 2009 at the Company’s principal place of business at 56 Evergreen Drive in Portland, Maine, and any and all adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the enclosed proxy card are first being given or sent to stockholders on or about April 21, 2009. Stockholders who execute proxies may revoke them at any time before exercise thereof. See “OTHER MATTERS”, below.

VOTING SECURITIES OUTSTANDING

Only stockholders of record at the close of business on Wednesday, April 15, 2009, the record date, are entitled to notice of, and to vote at, the Annual Meeting of Stockholders and at any adjournments thereof. As of such date, there were 2,970,652 shares of common stock of the Company issued and outstanding. Each share is entitled to one vote with respect to all matters to be acted upon at the meeting. The holders of one-third of the Company’s common stock outstanding and entitled to vote, represented at the meeting in person or by proxy, shall constitute a quorum for the transaction of business. Votes cast in person or by proxy at the meeting will be tabulated by the inspector of election appointed for the meeting.

With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld from any nominee will not be counted in such nominee’s favor, although they will be counted for purposes of determining whether there is a quorum. The nominees for director receiving a plurality of the votes cast by the holders of the common stock represented at the meeting in person or by proxy will be elected. This means that the seven nominees receiving the largest number of votes cast will be elected. Abstentions may be specified on the proposal to approve the 2009 Stock Option and Incentive Plan and will be counted as present for the purpose of this item. Since the approval of this plan requires the approval of the holders of a majority of the shares of the Company’s common stock represented at the meeting, abstentions will have the effect of a negative vote. Broker non-votes on this item will be treated as shares not voted and will have no effect on the vote.

ELECTION OF THE BOARD OF DIRECTORS (ITEM 1)

Each of the seven persons listed below has been nominated to serve as a director until the next Annual Meeting of Stockholders and until his or her successor is chosen and qualified. Proxies in the enclosed form which are executed and returned will be voted (unless otherwise directed) for election as directors of the nominees listed below:

MICHAEL F. BRIGHAM Age: 48 Officer since: October 1991 Director since: March 1999	Mr. Brigham was appointed to serve as President and Chief Executive Officer in February 2000, while maintaining the titles of Treasurer and Secretary, and was appointed to serve as a Director of the Company in March 1999. He previously had been elected Vice President of the Company in December 1998 and served as Chief Financial Officer since October 1991. He has served as Secretary since December 1995 and as Treasurer since October 1991. Prior to that, he served as Director of Finance and Administration since originally joining the Company in September 1989. Mr. Brigham serves on the Board of Directors of the Maine Biotechnology Information Bureau and as the Treasurer of the Board of Trustees of the Kennebunk Free Library. Prior to joining the Company, he was employed as an audit manager for the public accounting firm of Ernst & Young. Mr. Brigham earned his Masters in Business Administration from New York University in 1989.

ROBERT C. BRUCE Age: 46 Director since: December 2006	Mr. Bruce is chair of the Audit Committee of the Board of Directors. He is President of Oakmont Advisory Group, LLC, a financial management consulting firm located in Portland, Maine. Prior to founding Oakmont Advisory Group, from 1999 through 2004 Mr. Bruce served as Chief Operating Officer, Treasurer and Director for Enterix Inc., a privately-held, venture-funded medical device and laboratory services company that was purchased by Quest Diagnostics. He also previously served as Chief Financial Officer for Advantage Business Services (1997 to 1998), a privately-held national payroll processing and tax filing business that was subsequently acquired by PayChex. Since May 2008, he has served as a Director and Audit Committee Chair of China North East Petroleum Holdings Ltd., an OTCBB-listed oil production company with operations located in China. Mr. Bruce received his MBA from the Yale School of Management, and a Bachelor of Arts degree from Princeton University.

JOSEPH H. CRABB, Ph.D. Age: 54 Officer since: March 1996 Director since: March 2001	Dr. Crabb was appointed to serve as a Director of the Company in March 2001, having previously served in that capacity during the period from March 1999 until February 2000, and was elected Vice President of the Company in December 1998, while maintaining the title of Chief Scientific Officer. He has served as Chief Scientific Officer since September 1998. Prior to that, he served as Vice President of Research and Development since March 1996. Prior to that, he served as Director of Research and Development and Senior Scientist since originally joining the Company in November 1988. He is currently a reviewer for several peer-reviewed journals. Concurrent with his employment, he has served on five study sections at the National Institutes of Health and held three adjunct faculty positions. Prior to joining the Company in 1988, Dr. Crabb earned his Ph.D. in Biochemistry from Dartmouth Medical School and completed postdoctoral studies in microbial pathogenesis at Harvard Medical School, where he also served on the faculty.

WILLIAM H. MAXWELL, M.D. Age: 70 Director since: 1986	Dr. Maxwell is a member of the Compensation and Stock Option Committee and the Audit Committee of the Board of Directors. He has been President of Maxwell, Kluger, Makaretz M.D., P.A., ENT Associates since its inception in 1973, working as an otolaryngologist (head and neck surgeon). He is Chairman of the Board of Medical Network, Inc. (a Maine PPO). Previously, he served as President and CEO of Medical Mutual Insurance Company of Maine from 1978 to 1999.

LINDA RHODES, V.M.D., Ph.D Age: 59 Director since: August 2005	Dr. Rhodes is chair of the Compensation and Stock Option Committee and a member of the Nominating Committee of the Board of Directors. She is a founding partner of AlcheraBio, LLC of Metuchen, New Jersey, an animal health consulting and contract research firm, which firm was acquired in October 2008 by Argenta, a New Zealand animal health formulations and contract manufacturing organization. She is an adjunct professor for the Graduate School of Animal Science at Rutgers University and a member of the Board of Directors of the Alliance for Contraception for Cats and Dogs (a non-profit organization). From 1998 to 2001, she was a Director of Development Projects and New Technology Assessment at Merial Ltd, a joint venture between Merck and Sanofi-Aventis. Prior to that, she held various research positions at Merck Research Laboratories and Sterling Drug Company. She held several teaching positions and worked as a bovine veterinarian in private practice. She earned her Ph.D. in Physiology/Immunology from Cornell University and her V.M.D. from the Pennsylvania School of Veterinary Medicine.

JONATHAN E. ROTHSCHILD Age: 55 Director since: April 2001

Mr. Rothschild is chair of the Nominating Committee and a member of the Compensation and Stock Option Committee and of the Audit Committee of the Board of Directors. Since 1981, he has been President of Arterio, Inc., of Concord, California, a vitamin and nutrition company that does business as Ecological Formulas. He served as a director and Chief Financial Officer of Cistron Biotechnology from 1999 until it was acquired by Celltech, PLC in November 2000.

David S. Tomsche, D.V.M. Age: 52 Director since: December 2006	Dr. Tomsche is a member of the Nominating Committee of the Board of Directors. He is a large animal veterinarian and owner of Stearns Veterinary Outlet, Inc. (a veterinary distribution company) and of J-t of Melrose, Inc. (an international export company). He has been a director of Agricultural Solutions, Inc. since March 2008. He served as a director of VetPharm, Inc, an animal health products distributor, from 1995 until the company was sold in 2007. He also is a dairy producer. He obtained his degrees from the University of Minnesota.

There is no family relationship between any executive officer, director, or person nominated or chosen by the Company to become a director. Except for Mr. Brigham and Dr. Crabb (both of whom are ImmuCell employees), each of the Company’s existing directors or nominees qualifies as an “independent director” as defined under applicable NASDAQ Stock Market rules. In evaluating the independence of directors, the Board did consider the matters described below under “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS”. If any of the individuals named above should not be available for election as contemplated, it is the intention of the persons named in the proxy to vote for such other person or persons as management may recommend. Management has no reason to believe any nominees will be unavailable. Any vacancies that may occur during the year may be filled by the Board of Directors to serve until the next Annual Meeting.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

During 2008, the Board of Directors of the Company held four regular meetings and took action by unanimous written consent once. The committees of the Board of Directors are the Audit Committee, the Compensation and Stock Option Committee and the Nominating Committee. During the year ended December 31, 2008, each director attended at least 75 percent of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which he or she served (during the periods that he or she served). At the first meeting of the Board following this year’s Annual Meeting, directors will be elected to serve on the various Board committees until the next Annual Meeting and until their successors are elected.

The Board has established an Audit Committee for the purpose of overseeing the accounting and financial reporting processes of the Company and the audits and reviews of its financial statements. The Audit Committee engages the Company’s Independent Registered Public Accounting Firm, consults with such auditors with regard to audit plans, reviews the annual reports of the independent auditors, oversees the adequacy of the Company’s internal operating procedures and controls, meets with management and the auditors to review quarterly and annual financial results, authorizes the public release of press releases covering financial results, reviews and authorizes quarterly and annual reports filed with the Securities and Exchange Commission and otherwise oversees compliance with certain legal, ethical and regulatory matters. The Committee’s members are Mr. Bruce, Dr. Maxwell and Mr. Rothschild. Mr. Bruce serves as chair of the Committee. All members of the Audit Committee meet the heightened independence requirements for audit committees under applicable NASDAQ Stock Market rules, and the Board has determined that Mr. Bruce qualifies as an audit committee financial expert as defined in applicable Securities and Exchange Commission rules. The Audit Committee held six meetings during the 2008 fiscal year. The Audit Committee Report can be found on page 5 of this Proxy Statement, and the “Charter and Powers of the Audit Committee” has been posted on the Company’s web-site (www.immucell.com/pdf/charter.pdf).

The Board has established a Compensation and Stock Option Committee for the purpose of reviewing and recommending salary, bonus and other benefits for executive officers and directors of the Company. The Compensation and Stock Option Committee is responsible for administering the Company’s 1989 Stock Option and Incentive Plan and the 2000 Stock Option and Incentive Plan and the proposed 2009 Stock Option and Incentive Plan. The Committee’s members are Dr. Maxwell, Dr. Rhodes and Mr. Rothschild, all of whom are independent directors. Dr. Rhodes serves as chair of the Committee. The Compensation and Stock Option Committee held three meetings during the 2008 fiscal year. The Compensation and Stock Option Committee does not have a charter but instead operates within the authority provided by the Company’s By-laws and authorizing resolutions adopted by the Board. Its recommendations on executive and director compensation are subject to review and final approval by the Board of Directors, a majority of whose members are independent directors. Company management provides the Committee with information relevant to a determination of executive and director compensation, but does not participate in Committee votes in this regard. In recent years, the Committee has not retained or relied upon outside consultants to assist in its determination of executive or director compensation.

The Board has established a Nominating Committee for the purpose of recommending to the full Board the number of directors to serve on the Board, criteria for Board membership and nominees for election to the Board. In doing so, the Nominating Committee considers the integrity and relevant business experience of each nominee. All nominees included on this year’s proxy card were recommended by the Nominating Committee and then approved by a vote of the Board. The Committee’s members are Dr. Rhodes, Mr. Rothschild and Dr. Tomsche, all of whom are independent directors. Mr. Rothschild serves as chair of the Committee. The Nominating Committee met one time during the 2008 fiscal year. The Nominating Committee will consider nominees for director recommended by stockholders, applying the same evaluation standards as it would apply to candidates identified by management or the Committee. Recommendations for director nominees may be sent to the Nominating Committee through the Secretary of the Company. Under the Company’s By-laws, stockholders intending to formally nominate a person for election as a director at the Annual Meeting itself, as distinguished from recommending a candidate to the Nominating Committee, must notify the Secretary of the Company in writing of this intent not less than 60 nor more than 90 days prior to the first anniversary of the preceding year’s Annual Meeting. If the date of the Annual Meeting is changed by more than 30 days from such anniversary date, the notice by the stockholder must be received not later than the close of business on the tenth day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was made. Such notice must comply with the provisions set forth in the By-laws. A copy of the relevant provisions of the By-laws will be sent to any stockholder who requests it in writing. Such requests should be addressed to the Secretary of the Company. The Nominating Committee does not have a charter but instead operates within the authority provided by the Company’s By-laws and authorizing resolutions adopted by the Board.

Director Compensation

The following table contains information as to the compensation paid by the Company to its non-executive directors for services rendered during the year ended December 31, 2008.

Name	Fees Earned or Paid in Cash	Option Awards	All Other Compensation	Total
Robert C. Bruce	$7,000	—	—	$7,000
William H. Maxwell, M.D.	$7,000	—	—	$7,000
Linda Rhodes, V.M.D., Ph.D.	$7,000	—	—	$7,000
Jonathan E. Rothschild	$7,000	—	—	$7,000
Mitchel Sayare, Ph.D. (1)	$2,000	—	—	$2,000
David S. Tomsche, D.V.M.	$7,000	—	—	$7,000

(1)	Dr. Sayare retired from the Board of Directors at the end of his term of office and did not stand for re-election at the 2008 Annual Meeting of Stockholders.

Officers of the Company who are also directors do not receive additional compensation for attendance at Board of Directors’ meetings or committee meetings. The Company pays non-employee directors an annual retainer (payable in two equal installments in January and July) plus a fee of $1,000 for each of the four regularly scheduled Board meetings per year. The annual retainer was increased from $2,000 to $4,000 effective July 1, 2008. Per-meeting fees are subject to reduction if a director attends less than substantially all of the meeting, and are generally waived altogether in the case of special meetings. The meeting fee for in-person meetings is reduced by 50% for full participation by teleconference and is reduced by 75% for partial participation by teleconference.

In June 2000, the stockholders approved the 2000 Stock Option Plan for Outside Directors. Under this Plan, each of the five non-employee directors then serving on the Board was granted a non-qualified stock option to purchase 15,000 shares of common stock at an exercise price equal to the fair market value of the common stock as of the date of the stockholder vote ($3.50 per share). Under the Plan, directors who were newly elected to the Board after June 2000 received an automatic grant of a non-qualified stock option to purchase 15,000 shares, at fair market value on the date the director was elected. Two such grants were made in 2001 (at $2.71 per share). All options granted under the Plan vested in three equal annual installments, and expired if not exercised within five years of the date of grant. The 2000 Outside Directors Plan expired on June 21, 2005. Expiration of the Plan did not affect previously granted options. The last remaining outstanding options under this Plan were exercised (by Mr. Rothschild) during 2006.

At the time first elected to the Board, Dr. Rhodes, Mr. Bruce and Dr. Tomsche were each granted a non-qualified stock option to purchase 15,000 shares of common stock under the Company’s 2000 Stock Option and Incentive Plan. The options were granted on terms similar to those previously granted to other directors under the 2000 Outside Director Plan. Dr. Rhodes’ option has an exercise price equal to the fair market value of the common stock on August 22, 2005 ($4.67 per share), and vested in three equal increments when she was re-elected to the Board in 2006, 2007 and 2008. Dr. Rhodes exercised 2,000 of these stock options in June 2007. The options granted to Mr. Bruce and Dr. Tomsche have an exercise price equal to the fair market value of the common stock on December 20, 2006 ($5.80 per share), and vest in three equal increments if and when re-elected to the Board in 2007, 2008 and 2009. These options to Dr. Rhodes, Mr. Bruce and Dr. Tomsche expire if not exercised within five years after the date of grant or, if earlier, within three months (twelve in cases of death or disability) after termination of service as a director.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors reviews the financial reporting process, the system of internal controls, the audit process and the process for monitoring compliance with certain applicable laws and regulations. The Audit Committee is responsible for selecting and hiring the Independent Registered Public Accounting Firm and meets with those accountants (in person or by telephone) before each quarterly press release of financial results, and the Audit Committee approves the public disclosure and filing with the Securities and Exchange Commission of the related press releases. After reviewing the quarterly and annual reports that are prepared by management, the Audit Committee authorizes the filing of such reports with the Securities and Exchange Commission. All members of the Audit Committee meet the heightened independence requirements for audit committees under applicable NASDAQ Stock Market rules. The Audit Committee currently operates under a charter adopted by the Board in 2004. The Company has a January 1st to December 31st fiscal year. The Audit Committee met six times during the 2008 fiscal year.

The Audit Committee has reviewed the Company’s audited financial statements for fiscal year 2008 and discussed such statements with management. The Audit Committee has discussed with Baker Newman & Noyes, LLC, the Company’s Independent Registered Public Accounting Firm during the 2008 fiscal year, the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees).

The Audit Committee received from Baker Newman & Noyes, LLC the written disclosures and the letter required by Independence Standards Board Standard No. 1 and has discussed the auditor’s independence with them. Based on the review and discussions noted above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and be filed with the Securities and Exchange Commission.

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating this proxy statement by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such Acts.

Submitted by:

Audit Committee

Robert C. Bruce, Chair

William H. Maxwell, M.D.

Jonathan E. Rothschild

EXECUTIVE COMPENSATION

Under the By-laws, officers are elected by the Board of Directors at its first meeting following each Annual Meeting of Stockholders of the Company, and each serves for a one-year term and until his or her successor is chosen and qualified. The Company has two executive officers, as follows:

MICHAEL F. BRIGHAM. Information concerning the background and experience of Mr. Brigham and the period during which he has served in his current capacity is set forth above under the caption “ELECTION OF THE BOARD OF DIRECTORS (ITEM 1)”.

JOSEPH H. CRABB, Ph.D. Information concerning the background and experience of Dr. Crabb and the period during which he has served in his current capacity is set forth above under the caption “ELECTION OF THE BOARD OF DIRECTORS (ITEM 1)”.

Summary Compensation Table

The following table contains information as to the total compensation paid by the Company to its executive officers for services rendered during the fiscal years ended December 31, 2008 and 2007.

Name and Principal Position	Year	Salary		Bonus (1)		Option Awards (2)		All Other Compensation (3)		Total
Michael F. Brigham President, Chief Executive Officer, Treasurer and Secretary	2008 2007	$ $	183,932 153,808	$	— 22,500	$	— 2,430	$ $	7,357 6,152	$ $	191,289 184,890

Joseph H. Crabb, Ph.D. Vice President and Chief Scientific Officer	2008 2007	$ $	183,932 111,017	$	— 13,494	$	— 2,430	$ $	6,345 4,441	$ $	190,277 131,382

(1)	Amounts reflect bonus compensation earned for the fiscal year noted and paid in February of the subsequent fiscal year.
(2)	Represents the fair value of a grant of 1,000 stock options with an exercise price of $5.25 per share that was issued as part of a company-wide grant of stock options on March 19, 2007.
(3)	Represents employer contributions paid under a Company-wide 401(k) matching program.

Mr. Brigham has an employment agreement with the Company, as described below. Dr. Crabb had an employment agreement with the Company through December 31, 2007. Subject to such agreements and generally effective February 1st of each year, annual salaries and bonuses for these executive officers are determined in the discretion of the Compensation and Stock Option Committee. Effective February 1, 2008, this annual salary was set at $187,380, and no change in this annual salary amount was implemented as of February 1, 2009.

Outstanding Equity Awards

Stock options are the only outstanding form of equity awards to the Company’s executive officers. The following table contains information on stock options held by the executive officers at December 31, 2008.

	Outstanding Option Awards at Fiscal Year-End
Name	Number of Shares Underlying Unexercised Options - Exercisable	Number of Shares Underlying Unexercised Options - Unexercisable	Option Exercise Price	Option Grant Date	Option Expiration Date
Michael F. Brigham
	51,000	—	$1.31	3/1/1999	2/28/2009
	46,000	—	$3.50	6/22/2000	6/21/2010
	1,000	—	$2.00	12/13/2000	12/12/2010
	1,000	—	$3.20	12/11/2001	12/10/2011
	1,000	—	$3.10	12/18/2003	12/17/2013
	—	1,000	$5.25	3/19/2007	3/18/2017

Joseph H. Crabb, Ph.D.
	51,000	—	$1.31	3/1/1999	2/28/2009
	46,000	—	$3.50	6/22/2000	6/21/2010
	1,000	—	$2.00	12/13/2000	12/12/2010
	1,000	—	$3.20	12/11/2001	12/10/2011
	1,000	—	$3.10	12/18/2003	12/17/2013
	—	1,000	$5.25	3/19/2007	3/18/2017

During January 2009, options to purchase an aggregate of 95,000 (47,500 to each) shares at $1.70 per share were granted to both current executive officers as a group.

Employment Agreements

In April 1999, the Company entered into an employment agreement with Mr. Brigham whereby he agreed to serve the Company as Vice President and Chief Financial Officer. Effective February 2000, Mr. Brigham was appointed to serve as President and CEO of the Company. Under his employment agreement, Mr. Brigham is entitled to receive a stated minimum annual salary, subject to increases and bonus pay at the discretion of the Compensation and Stock Option Committee of the Company’s Board of Directors. Should the employment of Mr. Brigham be terminated for reasons other than voluntary resignation or termination for just cause, as defined in his employment agreement, he would be entitled to receive three months’ salary, as well as the associated regular employee benefits at the then prevailing levels.

In April 1999, the Company entered into an employment agreement with Dr. Crabb whereby he agreed to serve the Company as Vice President and Chief Scientific Officer. Effective January 1, 2005, the Company entered into an amended employment agreement with Dr. Crabb, under which he agreed to continue to serve as Vice President and Chief Scientific Officer on a part-time basis and on the Company’s Board of Directors at least through the end of 2005. Effective July 28, 2005, the Company replaced that agreement with another amended employment agreement with Dr. Crabb, covering an extended term through December 31, 2007. Effective September 1, 2007, Dr. Crabb returned to full-time employment. His employment agreement expired by its terms on December 31, 2007 and has not been extended or renewed. Under his employment agreements, Dr. Crabb was entitled to receive a stated minimum annual salary, subject to increases and bonus pay at the discretion of the Compensation and Stock Option Committee of the Company’s Board of Directors. Dr. Crabb continues to serve the Company on a full-time basis as Vice President and Chief Scientific Officer.

Indemnification Agreements

The Company has entered into indemnification agreements with its directors and executive officers in substantially the form approved by the stockholders at the 1989 Annual Meeting, as recently updated. The agreements include procedures for reimbursement by the Company of liabilities and expenses, which may be incurred in connection with service as a director or officer. The Company expects to enter into indemnification agreements with individuals who become directors in the future, as well as such officers of the Company as the Board of Directors may from time to time determine.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to the Company regarding beneficial ownership of the Company’s common stock at April 13, 2009 of (i) each person known to the Company to be the beneficial owner of more than five percent of the Company’s common stock, (ii) each of the Company’s directors and nominees, (iii) each of the Company’s executive officers named in the Summary Compensation Table above and (iv) all directors and executive officers of the Company as a group:

Name of Beneficial Owner	Shares of the Company’s Common Stock Beneficially Owned (1)	Percent of the Company’s Common Stock Beneficially Owned
Jonathan E. Rothschild (2)	440,402	14.8%
Michael F. Brigham (3)	202,870	6.7%
Joseph H. Crabb, Ph.D. (4)	161,111	5.3%
David S. Tomsche, D.V.M. (5)	37,961	1.3%
William H. Maxwell, M.D.	20,000	0.7%
Linda Rhodes, V.M.D., Ph.D. (6)	16,000	0.5%
Robert C. Bruce (5)	16,000	0.5%
Directors and executive officers as a group (7 persons) (7)	894,344	28.7%

(1)	The persons named in the table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, subject to the information contained in the footnotes of this table. The figures in the table include shares of common stock covered by stock options which are currently or will become exercisable within 60 days of the date of this Proxy Statement.
(2)	This figure includes 185,173 shares of common stock held by Arterio Inc., a corporation owned solely by Mr. Rothschild. The address of Mr. Rothschild is c/o Arterio, Inc., 1061-B Shary Circle, Concord, CA, 94518.
(3)	This figure includes 49,000 shares of common stock covered by stock options which are currently exercisable. Mr. Brigham’s address is c/o ImmuCell Corporation, 56 Evergreen Drive, Portland, ME 04103.
(4)	This figure includes 49,000 shares of common stock covered by stock options which are currently exercisable and 112,111 shares of common stock held jointly with Dr. Crabb’s wife. Dr. Crabb’s address is c/o ImmuCell Corporation, 56 Evergreen Drive, Portland, ME 04103.
(5)	This figure includes 15,000 shares of common stock covered by stock options, 10,000 of which are currently exercisable and 5,000 of which become exercisable on June 12, 2009.
(6)	This figure includes 13,000 shares of common stock covered by stock options that are currently exercisable.
(7)	This figure includes 141,000 shares of common stock covered by stock options which are currently, or will become, exercisable within 60 days of the date of this Proxy Statement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Dr. Rhodes is Vice President of Clinical Development of AlcheraBio, LLC (a wholly-owned subsidiary of Argenta of New Zealand), a firm contracted by the Company to perform certain consulting services. During 2007 and 2006, the Company incurred consulting fees to AlcheraBio in amounts not exceeding $7,000 per year. Dr. David S. Tomsche is a controlling owner of Stearns Veterinary Outlet, Inc., a domestic distributor of ImmuCell products (First Defense®, Wipe Out® Dairy Wipes, and CMT) and of J-t Enterprises of Melrose, Inc., an exporter of First Defense®. His affiliated companies purchased approximately $72,000, $231,000 and $229,000 of products from ImmuCell during the years ended December 31, 2006, 2007 and 2008, respectively. Additionally, the Company spent approximately $2,000 and $9,000 on marketing support for affiliated companies controlled by Dr. Tomsche during the years ended December 31, 2007 and 2008, respectively.

APPROVAL OF 2009 STOCK OPTION AND INCENTIVE PLAN (ITEM 2)

Effective March 30, 2009, the Company adopted a 2009 Stock Option and Incentive Plan (the “2009 Plan”), a copy of which is attached as Exhibit A to this Proxy Statement. The 2009 Plan is intended to replace the Company’s 2000 Stock Option and Incentive Plan (“the 2000 Plan”), which expires on February 16, 2010. Unless sooner terminated, the 2009 Plan terminates on March 29, 2019. A summary of the essential features is provided below but is qualified in its entirety by reference to the full text of the 2009 Plan.

As was the case with the 2000 Plan, the purpose of the 2009 Plan is to advance the interests of the Company by providing certain of its employees and certain other individuals providing services to the Company with an additional incentive, encouraging stock ownership by such individuals, increasing their proprietary interest in the success of the Company and encouraging them to remain employees of the Company or service providers for the Company. The Board of Directors approved the recommendation of the Compensation and Stock Option Committee of the Board of Directors (the “Committee”) to approve the 2009 Plan because the 2000 plan expires in February 16, 2010 and no further grants of options may be made under the 2000 Plan after that date. As of April 21, 2009, there were only 667 shares available for future grants under the 2000 Plan. The Committee has decided not to grant new options and not to use any shares that may become available for stock option grants through the termination of currently outstanding options, unless the 2009 Plan is not approved by stockholders. As of April 21, 2009, 92,333 options had been exercised under the 2000 Plan, and 407,000 options were outstanding. The 2009 Plan allows for granting of both incentive stock options and nonqualified stock options (“Stock Options”).

The 2009 Plan is administered by the Committee, which in its discretion selects the key employees and other persons eligible to participate, determines the terms of awards, interprets the 2009 Plan, and makes all other determinations for administering the 2009 Plan. The maximum number of shares of the Company’s common stock that may be issued pursuant to the 2009 Plan is 300,000 shares, subject to increase in the event of subsequent stock splits or other capital changes. As of April 21, 2009, no Stock Options had been granted under the 2009 Plan. Any grants that are made prior to stockholder approval of the 2009 Plan will be made subject to stockholder approval of the 2009 Plan and will expire worthless if such approval is not obtained.

The 2009 Plan provides that certain of the Stock Options are intended to qualify as “Incentive Stock Options” within the meaning of Section 422 of the Code. Other Stock Options will be granted as nonqualified stock options. Stock Options will be issued at an option price no less than the fair market value of the Company’s common stock on the date of grant (110% of fair market value in the case of 10% stockholders). Exercise of Stock Options will be subject to terms and conditions set by the Committee and set forth in the instrument evidencing the Stock Option. Stock Options may be exercised with either cash or, in the discretion of the Committee, shares of common stock. The date of expiration of the Stock Option will be fixed by the Committee, but may not be longer than ten years from the date of grant (five years in the case of 10% stockholders). All Stock Options will terminate on the earlier of their expiration date or one year following termination of employment due to disability or death. Upon termination of employment for any reason other than disability or death, all Stock Options will expire on the earlier of their expiration date or three months following termination.

An optionee will not recognize income for Federal income tax purposes upon the grant of an Incentive Stock Option. An optionee will also not recognize income upon the exercise of an Incentive Stock Option; however, the difference between the option price and the fair market value of the stock acquired on the date of exercise is an item of tax preference for purposes of the alternative minimum tax. If no disposition of the stock acquired upon the exercise of the Incentive Stock Option occurs until after more than two years after the Incentive Stock Option was granted and more than one year after the transfer of such stock to the optionee, any gain or loss recognized upon such disposition will be treated as long-term capital gain or loss.

The disposition of the stock acquired upon the exercise of an Incentive Stock Option within two years after the Incentive Stock Option was granted or within one year after the transfer of the stock to the optionee will be a disqualifying disposition, and the optionee will generally recognize (i) ordinary compensation income for Federal income tax purposes in an amount equal to the excess of the fair market value on the date of exercise of the stock acquired over the option price and (ii) short or long-term capital gain (depending upon how long the stock was held) to the extent the stock is disposed of in a sale or taxable exchange at a price in excess of the value of such stock on the date of exercise. If the amount realized by the optionee upon such a disposition is less than the value of the stock on the date of exercise, then the amount of income realized will be all compensation income and will be limited to the excess amount realized on the sale or exchange over the option price of the stock.

As is the case with an Incentive Stock Option, an optionee will not recognize income for Federal income tax purposes upon the grant of a nonqualified stock option. However, upon the exercise of a nonqualified stock option, an optionee will generally recognize ordinary compensation income in an amount equal to the excess of the fair market value of the common stock on the date of exercise over the option price. Any gain or loss recognized by the optionee on the subsequent disposition of the stock will be capital gain or loss.

The Company will be entitled to a deduction for Federal income tax purposes at the same time and in the same amount as an optionee is required to recognize ordinary compensation income as described above.

New Plan Benefits

As described above, the selection of the employees of the Company who will receive grants under the 2009 Plan is to be determined by the Committee at its discretion. Therefore, it is not possible to predict the amounts that will be received by or allocated to particular individuals or groups of employees. During 2008, options to purchase an aggregate of 44,000 shares were granted to nineteen employees and 5,000 options were exercised by one employee, who are not also executive officers, as a group under the Company’s 2000 Plan. During January 2009, options to purchase an aggregate of 95,000 (47,500 to each) shares were granted to both current executive officers as a group under the 2000 Plan.

The Board recommends that the stockholders vote FOR approval of the 2009 Plan. The affirmative vote of the holders of a majority of the shares of the Company’s common stock represented at the meeting is required to approve the 2009 Plan.

CODE OF BUSINESS CONDUCT AND ETHICS

In December 2003, the Board of Directors of the Company adopted a Code of Business Conduct and Ethics that applies to the Company’s chief executive officer and controller as well as to all employees of the Company. This Code is a set of written standards that are reasonably designed to deter wrongdoing and to promote: (i) honest and ethical conduct, (ii) full, fair, accurate, timely and understandable disclosure in reports filed with the Securities and Exchange Commission, (iii) compliance with applicable governmental laws, (iv) prompt internal reporting of violations of the Code and (v) accountability for adherence to the Code. This Code has been posted on the Company’s web-site (www.immucell.com/pdf/code.pdf) and was filed as Exhibit 14 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008. The Company will mail a copy of its Code of Business Conduct and Ethics to any interested party without charge, upon request. Such requests may be made by mail to the Company’s Secretary at ImmuCell Corporation, 56 Evergreen Drive, Portland, Maine 04103.

INFORMATION CONCERNING INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

In March 2009, the Audit Committee engaged Baker Newman & Noyes, LLC to audit the Company’s financial statements for the year ending December 31, 2009. Baker Newman & Noyes, LLC had previously audited the Company’s financial statements for the years ended December 31, 2006, 2007 and 2008. The Audit Committee’s engagement of this firm was made in accordance with procedures contemplated in the Committee’s charter. A representative of Baker Newman & Noyes, LLC is expected to be present at the Annual Meeting with an opportunity to make a statement if he desires to do so and is expected to be available to respond to appropriate questions.

The report of Baker Newman & Noyes, LLC on the financial statements for the three years ended December 31, 2008 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with that firm’s audits of financial statements for the three years ended December 31, 2008, there were no disagreements between the Company and Baker Newman & Noyes, LLC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedures, which disagreements, if not resolved to the satisfaction of Baker Newman & Noyes, LLC, would have caused Baker Newman & Noyes, LLC to make reference to the subject matter of the disagreements in their report on the financial statements for such years.

Principal Accountant Fees and Services

Set forth below is a summary of the fees incurred for services rendered by the Company’s Independent Registered Public Accounting Firm, which was Baker Newman & Noyes, LLC for the years ended December 31, 2006, 2007 and 2008.

	2006	2007	2008
Audit Fees (1)	$43,875	$46,500	$49,100
Audit-Related Fees (2)	—	3,300	1,500
Tax Fees (3)	7,610	9,157	7,655
All Other Fees	275	—	—

Total	$51,760	$58,957	$58,255

(1)	These fees include charges by the auditors for their reviews of quarterly financial statements included in the Company’s Quarterly Reports on Form 10-Q or 10-QSB for the first three quarters of each fiscal year and their audits of the annual financial statements included in the Company’s Annual Reports on Form 10-K or 10-KSB, and incidental expenses.

(2)	In 2007 these fees include $1,800 incurred to review certain accounting issues pertaining to a product development and marketing agreement, and in 2007 and 2008 these fees include $1,500 for additional procedures related to management’s assertion regarding internal control.
(3)	The Tax Fees in 2006 represent the agreed upon contract amount to assist with the preparation of the tax returns for the year ended December 31, 2006, which work was completed in 2007, and $1,110 of additional tax consulting and incidental expenses. The Tax Fees in 2007 represent the agreed upon contract amount to assist with the preparation of tax returns for the year ended December 31, 2007, which work was completed in 2008, and $2,557 of additional tax consulting and incidental expenses. The Tax Fees in 2008 represent the agreed upon contract amount to assist with the preparation of the tax returns for the year ended December 31, 2008, which work was completed in 2009, and $955 of additional tax consulting and incidental expenses.

Pre-Approval Policy

In accordance with the procedures set forth in its charter, the Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms of those services) to be performed for the Company by its Independent Registered Public Accounting Firm. Such approval may be accomplished by approving the terms of the engagement prior to the engagement of the Independent Registered Public Accounting Firm with respect to such services or by establishing detailed pre-approval policies and procedures to govern such engagement. The Audit Committee authorizes management to spend up to $5,000 per year for services that are not anticipated at the time of the engagement, provided that the Audit Committee is promptly informed of such services.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the best of the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2008, the Company’s officers, directors and greater than ten-percent beneficial owners complied on a timely basis with all applicable Section 16(a) filing requirements, except for one Form 4 for Dr. Rhodes reporting the purchase of 500 shares of common stock that was filed one day late on October 16, 2008.

EXPENSES AND SOLICITATION

The cost of preparing, assembling, and mailing the proxy material and of reimbursing brokers, nominees and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy material to the beneficial owners of shares held of record by such persons will be borne by the Company. Although the Company reserves the right to do so, the Company does not currently intend to solicit proxies otherwise than by use of the mail, but certain officers and regular employees of the Company, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies.

STOCKHOLDER PROPOSALS AND COMMUNICATIONS

Proposals of stockholders of the Company intended to be presented at the 2010 Annual Meeting of Stockholders must be received by the Company at its principal place of business no later than December 22, 2009 to be included in the Company’s Proxy Statement and form of proxy relating to that meeting. Certified mail addressed to the Secretary of the Company is advised.

Under advance notice provisions in the Company’s By-laws, any stockholder who intends to nominate candidates for election as directors or present a proposal at the 2010 Annual Meeting of Stockholders, without inclusion of such proposal in the Company’s proxy materials, is also required to provide advance notice to the Company. Notice must be received by the Secretary of the Company no earlier than March 12, 2010 and no later than April 11, 2010, and meet other requirements set forth in the By-laws. A copy of the pertinent By-laws provisions is available upon request to the Secretary.

Stockholders that wish to send communications to the Board of Directors for any reason may do so by mail sent to ImmuCell Corporation, 56 Evergreen Drive, Portland, Maine 04103, att: Secretary. Additionally, after adjournment of the formal business matters at each year’s Annual Meeting, there is an opportunity for stockholders to communicate directly with the Company’s management and directors. The Company encourages its directors to attend the Annual Meeting of Stockholders in person. All directors did attend the 2008 Annual Meeting of Stockholders.

OTHER MATTERS

The management of the Company does not know of any matter not specifically referred to above as to which any action is expected to be taken at the meeting. However, if any matters other than those referred to above properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their judgment on such matters.

All shares represented by proxies in the form enclosed herewith will be voted at the meeting and adjournments thereof in accordance with the terms of such proxies and the pertinent statements included herein relative to the exercise of the power granted by said proxies, provided such proxies appear to be valid and executed by stockholders of record entitled to vote thereat and have not previously been revoked. A proxy may be revoked at any time prior to its exercise by the filing with the Secretary of the Company of an instrument revoking such proxy or a duly executed proxy bearing a later date. A stockholder’s proxy will not be voted if the stockholder attends the meeting and elects to vote in person. Where the person solicited specifies in his proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If a stockholder fails to so specify with respect to such proposals, the proxy will be voted FOR the election of the nominees listed in Item 1 and FOR the approval of the 2009 Stock Option and Incentive Plan outlined in Item 2.

By Order of the Board of Directors

MICHAEL F. BRIGHAM, Secretary

April 21, 2009

A COPY OF THE COMPANY’S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2008 WHICH INCLUDES THE COMPANY’S FINANCIAL STATEMENTS TOGETHER WITH A LETTER TO STOCKHOLDERS, WHICH SERVES AS THE COMPANY’S 2008 ANNUAL REPORT, ACCOMPANIES THIS PROXY STATEMENT. COPIES OF THE EXHIBITS TO THE 2008 ANNUAL REPORT ON FORM 10-K ARE AVAILABLE UPON WRITTEN REQUEST TO THE FOLLOWING ADDRESS:

INVESTOR RELATIONS

IMMUCELL CORPORATION

56 EVERGREEN DRIVE

PORTLAND, ME 04103

EXHIBIT A

2009 STOCK OPTION AND INCENTIVE PLAN

I. GENERAL

1.	Purpose. This 2009 Stock Option and Incentive Plan (the “Plan”) of ImmuCell Corporation (the “Company”) is intended to advance the interests of the Company by providing certain of its employees and certain other individuals providing services to the Company with an additional incentive, encouraging stock ownership by such individuals, increasing their proprietary interest in the success of the Company and encouraging them to remain employees of the Company or service providers for the Company.

2.	Definitions. Whenever used herein, the following terms shall have the meanings set forth below:

(a)	“Board” means the Board of Directors of the Company.

(b)	“Code” means the Internal Revenue Code of 1986, as it may be amended from time to time.

(c)	“Committee” means the Compensation and Stock Option Committee appointed by the Board to administer this Plan pursuant to Section 3 hereof.

(d)	“Company Group” means the Company, a parent corporation or subsidiary corporation of the Company, or a corporation, or a parent corporation or subsidiary corporation of such corporation, issuing or assuming an Option in a transaction of the type described in Section 424(a) of the Code. The terms “parent corporation” and “subsidiary corporation” shall have the meanings assigned to such terms by Section 424 of the Code.

(e)	“Disability” means a permanent and total disability as defined in Section 22(e)(3) of the Code.

(f)	“Fair Market Value” means, if Shares are traded on a national exchange, the mean between the high and low sales prices for the Shares on the date on which the determination is made (or if no sales occurred on that date, on the next preceding date on which there was such a sale), or, if sales prices of Shares are made available for publication by the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), the last sales price on the date on which such determination is made (or if no sales occurred on that date, on the next preceding date on which there was such a sale), or if no such prices are available, the fair market value as determined by rules to be adopted by the Committee.

(g)	“Incentive Stock Option” means an Option granted pursuant to the Incentive Stock Option provisions as set forth in Part II of this Plan.

(h)	“Nonqualified Stock Option” means an Option granted pursuant to the Nonqualified Stock Option provisions as set forth in Part III of this Plan.

(i)	“Option” means an option to purchase shares under this Plan.

(j)	“Participant” means an individual to whom an Option is granted under this Plan.

(k)	“Shares” means shares of the Company’s common stock.

3.	Administration. This Plan shall be administered by a Compensation and Stock Option Committee consisting of at least two members appointed by the Board. The members of the Committee shall at all times be: (i) “outside directors” as such term is defined in Treas. Reg. § 1.162-27(e)(3) (or any successor regulation); and (ii) “non-employee directors” within the meaning of Rule 16b-3 (or any successor rule) under the Securities Exchange Act of 1934, as amended, as such terms are interpreted from time to time. The Board, at its pleasure, may remove members from or add members to the Committee. A majority of Committee members shall constitute a quorum of members, and the actions of the majority shall be final and binding on the whole Committee.

In addition to the other powers granted to the Committee under this Plan, the Committee shall have the power, subject to the terms of this Plan: (i) to determine which of the eligible individuals shall be granted

Options; (ii) to determine the time or times when Options shall be granted and to determine the number of Shares subject to each Option; (iii) to accelerate or extend (except for Incentive Stock Options) the date on which a previously granted Option may be exercised, provided that such extension shall not extend the option beyond ten (10) years; (iv) to prescribe the form of agreement evidencing Options granted pursuant to this Plan; and (v) to construe and interpret this Plan and the agreements evidencing Options granted pursuant to this Plan, and to make all other determinations and take all other actions necessary or advisable for the administration of this Plan.

4.

Eligibility. The individuals who shall be eligible to receive Options shall be such employees employed by a, member of the Company Group and such other individuals providing services to a member of the Company Group as shall be selected by the Committee; provided, however, that only employees employed by a member of the Company Group shall be eligible to receive Incentive Stock Options. Participants chosen to participate under this Plan may be granted an Incentive Stock Option, a Nonqualified Stock Option, or any combination thereof.

5.	Shares Subject to This Plan. The Shares subject to Options shall be either authorized and unissued Shares or Treasury Shares. The aggregate number of Shares which may be issued pursuant to this Plan shall be three hundred thousand (300,000). Except as provided below, if an Option shall expire and terminate for any reason, in whole or in part, without being exercised, the number of Shares as to which such expired or terminated Option shall not have been exercised may again become available for the grant of Options. The maximum number of shares with respect to which Options may be granted to any employee shall be limited to one hundred thousand (100,000) shares in any calendar year.

6.	No Tandem Options. There shall be no terms and conditions under an Option which provide that the exercise of an Incentive Stock Option reduces the number of Shares for which a Nonqualified Stock Option may be exercised; and there shall be no terms and conditions under an Option which provide that the exercise of a Nonqualified Stock Option reduces the number of Shares for which an Incentive Stock Option may be exercised.

II. INCENTIVE STOCK OPTION PROVISIONS

1.	Grant of Incentive Stock Options. Subject to the provisions of this Part II, the Committee shall from time to time determine those individuals eligible pursuant to Section 4 of Part I to whom Incentive Stock Options shall be granted and the number of Shares subject to, and terms and conditions of, such Options. The aggregate Fair Market Value (determined as of the date of grant) of shares with respect to which incentive stock options (as defined in Section 422 of the Code) are exercisable for the first time by an individual in a calendar year (under all plans of the Company Group) shall not exceed $100,000. Anything herein to the contrary notwithstanding, no Incentive Stock Option shall be granted to an employee if, at the time the Incentive Stock Option is granted, such employee owns stock possessing more than 10% of the total combined voting power of all classes of stock of any member of the Company Group unless the option price is at least 110% of the Fair Market Value of the Shares subject to the Incentive Stock Option at the time the Incentive Stock Option is granted and the Incentive Stock Option is not exercisable after the expiration of five (5) years from the date the Incentive Stock Option is granted.

2.	Terms and Conditions of Incentive Stock Options. Each Incentive Stock Option shall be evidenced by an option agreement which shall be in such form as the Committee shall from time to time approve, and which shall comply with and be subject to the following terms and conditions:

(a)	Number of Shares. Each Incentive Stock Option agreement shall state the number of shares covered by the agreement.

(b)

Option Price and Method of Payment. The Option price of each Incentive Stock Option shall be no less than the Fair Market Value of the Shares on the date the Incentive Stock Option is granted. The option price shall be payable on exercise of the Option (i) in cash or by certified check, bank draft or postal or express money order, (ii) in the discretion of the Committee, by the surrender of Shares then owned by the Participant, or (iii) in the discretion of the Committee, partially in accordance with clause (i) and partially in accordance with clause (ii) of this Section 2(b). Shares so surrendered in accordance with clause (ii) or (iii) shall be valued at the Fair Market Value thereof on the date of exercise, surrender of such Shares to be evidenced by delivery of the certificate(s) representing such Shares in such manner, and endorsed in such form, or accompanied by stock powers endorsed in such form, as the Committee may determine.

(c)	Option Period.

(i)	General. The period during which an Incentive Stock Option shall be exercisable shall not exceed ten (10) years from the date such Incentive Stock Option is granted; provided, however, that such Option may be sooner terminated in accordance with the provisions of this Section 2(c) . Subject to the foregoing, the Committee may establish a period or periods with respect to all or any part of the Incentive Stock Option during which such Option may not be exercised and at the time of a subsequent grant of an Incentive Stock Option or at such longer time as the Committee may determine accelerate the right of the Participant to exercise all or any part of the Incentive Stock Option not then exercisable. The number of Shares which may be purchased at any one time shall be 100 Shares, a multiple thereof or the total number at the time purchasable under the Incentive Stock Option.

(ii)	Termination of Employment. If the Participant ceases to be an employee of any member of the Company Group for any reason other than Disability or death, any then outstanding Incentive Stock Option held by the Participant shall terminate on the earlier of the date on which such Option would otherwise expire or three (3) months after such termination of employment, and such Option shall be exercisable, prior to its termination, to the extent it was exercisable as of the date of termination of employment.

(iii)	Disability. If a Participant’s employment is terminated by reason of Disability, any then outstanding Incentive Stock Option held by the Participant shall terminate on the earlier of the date on which such Option would otherwise expire or one (1) year after such termination of employment, and such Option shall be exercisable, prior to its termination, to the extent it was exercisable as of the date of termination of employment.

(iv)	Death. If a Participant’s employment is terminated by death, the representative of the Participant’s estate or beneficiaries thereof to whom the Option has been transferred shall have the right during the one (1) year period following the date of the Participant’s death to exercise any then outstanding Incentive Stock Options in whole or in part. The number of Shares in respect of which an Incentive Stock Option may be exercised after a Participant’s death shall be the number of Shares in respect of which such Option could be exercised as of the date of the Participant’s death. In no event may the period for exercising an Incentive Stock Option extend beyond the date on which such Option would otherwise expire.

(d)	Non-transferability. An Incentive Stock Option shall not be transferable or assignable by the Participant other than by will or the laws of descent and distribution and shall be exercisable during the Participant’s lifetime only by the Participant.

(e)	Separate Agreements. Nonqualified Options may not be granted in the same agreement as an Incentive Stock Option.

III. NONQUALIFIED STOCK OPTION PROVISIONS

1.	Grant of Nonqualified Stock Options. Subject to the provisions of this Part III, the Committee shall from time to time determine those individuals eligible pursuant to Section 4 of Part I to whom Nonqualified Stock Options shall be granted and the number of Shares subject to, and terms and conditions of, such Options.

2.	Terms and Conditions of Nonqualified Stock Options. Each Nonqualified Stock Option shall be evidenced by an option agreement which shall be in such form as the Committee shall from time to time approve, and which shall comply with and be subject to the following terms and conditions:

(a)	Number of Shares. Each Nonqualified Stock Option agreement shall state the number of Shares covered by the agreement.

(b)	Option Price and Method of Payment. The Option price of each Nonqualified Stock Option shall be no less than the Fair Market Value of the Shares on the date the Nonqualified Stock Option is granted. The option price shall be payable on exercise of the Option (i) in cash or by certified check, bank draft or postal or express money order, (ii) in the discretion of the Committee, by the surrender of Shares then owned by the Participant, or (iii) in the discretion of the Committee, partially in accordance with clause (i) and partially in accordance with clause (ii) of this Section 2 (b). Shares so surrendered in accordance with clause (ii) or (iii) shall be valued at the Fair Market Value thereof on the date of exercise, surrender of such Shares to be evidenced by delivery of the certificate(s) representing such Shares in such manner, and endorsed in such form, or accompanied by stock powers endorsed in such form, as the Committee may determine.

(c)	Option Period.

(i)	General. The period during which a Nonqualified Stock Option shall be exercisable shall not exceed ten (10) years from the date such Nonqualified Stock Option is granted; provided, however, that such Option may be sooner terminated in accordance with the provisions of this Section 2 (c). Subject to the foregoing, the Committee may establish a period or periods with respect to all or any part of the Nonqualified Stock Option during which such Option may not be exercised and at the time of a subsequent grant of a Nonqualified Stock Option or at such longer time as the Committee may determine accelerate the right of the Participant to exercise all or any part of the Nonqualified Stock Option not then exercisable. The number of Shares which may be purchased at any one time shall be 100 Shares, a multiple thereof or the total number at the time purchasable under the Nonqualified Stock Option.

(ii)	Termination of Employment. If the Participant ceases to be an employee of any member of the Company Group or ceases to perform services for any member of the Company Group for any reason other than Disability or death, any outstanding Nonqualified Stock Option held by the Participant shall terminate on the earlier of the date on which such Option would otherwise expire or three (3) months after such termination of employment or the provision of services, and such Option shall be exercisable, prior to its termination, to the extent it was exercisable as of the date of termination of employment or the date on which services ceased to be performed.

(iii)	Disability. If a Participant’s employment or provision of services is terminated by Disability, any then outstanding Nonqualified Stock Option held by the Participant shall terminate on the earlier of the date on which such Option would otherwise expire or one (1) year after such termination of employment or the provision of services, and such Option shall be exercisable, prior to its termination, to the extent it was exercisable as of the date of termination of employment or the date on which services ceased to be performed.

(iv)	Death. If a Participant’s employment or provision of services is terminated by death, the representative of the Participant’s estate or beneficiaries thereof to whom the Option has been transferred shall have the right during the one (1) year period following the date of the Participant’s death to exercise any then outstanding Nonqualified Stock Options in whole or in part. The number of Shares in respect to which a Nonqualified Stock Option may be exercised after a Participant’s death shall be the number of Shares in respect of which such Option could be exercised as of the date of the Participant’s death. In no event may the period for exercising a Nonqualified Stock Option extend beyond the date on which such Option would otherwise expire.

(d)	Non-transferability. Unless otherwise provided by the Committee, a Nonqualified Stock Option shall not be transferable or assignable by the Participant other than by will or the laws of descent and distribution, and shall be exercisable during the Participant’s lifetime only by the Participant.

IV. MISCELLANEOUS

1.	Effective Date. This Plan shall become effective on March 30, 2009 (the “Effective Date”), provided, however, that if the Plan is not approved by the stockholders of the Company prior to the expiration of the one year period commencing on the Effective Date, this Plan and all Options granted hereunder shall be null and void and shall be of no effect.

2.	Duration of Program. Unless sooner terminated, the Plan shall remain in effect for a period of ten years after the Effective Date and shall thereafter terminate. No Incentive Stock Options or Nonqualified Stock Options may be granted after the termination of this Plan; provided however, that except as otherwise provided in Section 1 of this Part IV, termination of the Plan shall not affect any Options previously granted, which such Options and shall remain in effect until exercised, surrendered or cancelled, or until they have expired, all in accordance with their terms.

3.	Changes in Capital Structure, etc. In the event of changes in the outstanding common shares of the Company by reasons of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations or exchange of shares, separations, reorganizations, or liquidations, the number of Shares available under the Plan in the aggregate and the maximum number of Shares as to which Options may be granted to any Participant shall be correspondingly adjusted by the Committee. The Committee shall make appropriate adjustments in the number of Shares as to which outstanding Options, or portions thereof then unexercised, shall relate, to the end that the Participant’s proportionate interest shall be maintained as before the occurrence of such events; such adjustment shall be made without change in the total price applicable to the unexercised portion of Options and with a corresponding adjustment in the option price per Share. In addition, if the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company’s assets or otherwise, the Committee or the Board of Directors of any entity assuming the obligations of the Company hereunder, may, as to outstanding Options either (i) provide that such Options shall be assumed, or equivalent options shall be substituted, by the acquiring or successor corporation (or an affiliate thereof), (ii) upon written notice to the optionees, provide that all Options must be exercised, to the extent then exercisable, within a specified number of days of the date of such notice, at the end of which period the Options shall terminate, or (iii) terminate all Options in exchange for a cash payment equal to the excess of the Fair Market Value of the Shares subject to such Options (to the extent then exercisable) over the exercise price thereof.

4.	Rights as Stockholder. A Participant entitled to Shares as a result of the exercise of an Option shall not be deemed for any purpose to be, or have rights as, a stockholder of the Company by virtue of such exercise, except to the extent a stock certificate is issued therefor and then only from the date such certificate is issued. No adjustments shall be made for dividends or distributions or other rights for which the record date is prior to the date such stock certificate is issued.

5.	Expenses. The expenses of this Plan shall be paid by the Company.

6.

Withholding. Any person exercising an Option shall be required to pay to the appropriate member of the Company Group the amount of any taxes such member is required by law to withhold with respect to the exercise of such Option. Such payment shall be due on the date such member is required by law to withhold such taxes. Such payment may also be made at the election of the optionee by the surrender of Shares then owned by the optionee, or the withholding of Shares otherwise to be issued to the optionee on exercise, in an amount that would satisfy the withholding amount due. Any election so made by optionees subject to Section 16(b) of the Securities Exchange Act of 1934, as amended shall be in accordance with the requirements of Rule 16b-3(e) under such Act and any interpretations thereof of the Securities and Exchange Commission. The value of such Shares withheld or delivered shall be equal to the Fair Market

Value of such Shares on the date of exercise. In the event that such payment is not made when due, the Company shall have the right to deduct, to the extent permitted by law, from any payment of any kind otherwise due to such person from any member of the Company Group, all or part of the amount required to be withheld.

7.	Compliance with Applicable Law. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing Shares to be delivered pursuant to the exercise of an Option, unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws and regulations of governmental authority. The Company shall in no event be obligated to register any securities pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended) or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law or regulation. The Committee may require, as a condition of the issuance and delivery of such certificates and in order to ensure compliance with such laws and regulations, that the Participant make such covenants, agreements and representations as the Committee, in its sole discretion, deems necessary or desirable.

8.	Application of Funds. Any cash proceeds received by the Company from the sale of Shares pursuant to Options will be used for general corporate purposes.

9.	Amendment of the Plan. The Committee may from time to time suspend or discontinue this Plan or revise or amend it in any respect whatsoever except that, without approval of the shareholders, no such revision or amendment shall make any changes requiring stockholder approval under Sections 162(m) or 422 of the Code and no changes shall be made to the Plan which shall make the Plan subject to the provisions of Section 409A of the Code. No such suspension, discontinuance, revision or amendment shall in any manner affect any grant theretofore made without the consent of the Participant or the transferee of the Participant, unless necessary to comply with applicable law.

10.	Section 409A Compliance. To the extent that any provision of this Plan violates Section 409A of the Code, such provision shall be deemed inoperative and the remaining provisions of the Plan shall continue to be fully effective.

	0	¢

IMMUCELL CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 12, 2009

The undersigned stockholder(s) of ImmuCell Corporation (the “Company”), do(es) hereby appoint Mr. Michael F. Brigham and Dr. Joseph H. Crabb, or either of them, true and lawful proxy or proxies, with full power of substitution in each, for and in the name of the undersigned to vote all shares of common stock, par value $0.10 per share, of the Company outstanding in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Company’s principal place of business at 56 Evergreen Drive in Portland, Maine on Friday, June 12, 2009 at 8:30 a.m. local time, and at any and all adjournments thereof, with all the powers the undersigned would possess if personally present, hereby revoking all previous proxies. This Proxy is revocable. The undersigned reserves the right to attend and vote in person. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders dated April 21, 2009, the Proxy Statement accompanying the Notice, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and the accompanying Letter to Stockholders.

(Continued and to be signed on the reverse side.)

¢	14475	¢

ANNUAL MEETING OF STOCKHOLDERS OF

IMMUCELL CORPORATION

June 12, 2009

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, Proxy Statement, Proxy Card

are available at http://immucell.com/pdf/2009_proxy.pdf

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i Please detach along perforated line and mail in the envelope provided. i

¢	20730000000000001000 4	061209

SAID PROXIES ARE DIRECTED TO VOTE AS INDICATED ON THE FOLLOWING PROPOSALS:

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

				FOR	AGAINST	ABSTAIN
1. ELECTION OF DIRECTORS:			2. TO APPROVE THE COMPANY’S 2009 STOCK OPTION AND INCENTIVE PLAN:	☐	☐	☐
NOMINEES:
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	O MICHAEL F. BRIGHAM O ROBERT C. BRUCE O JOSEPH H. CRABB O WILLIAM H. MAXWELL O LINDA RHODES O JONATHAN E. ROTHSCHILD O DAVID S. TOMSCHE

3.  OTHER MATTERS:

     To vote with discretionary authority upon any other matters which may properly come before the meeting or any adjournment thereof.

Each stockholder should specify by a mark in the appropriate box above how he wishes his shares voted. Shares will be voted as specified. IF NO SPECIFICATION IS MADE ABOVE, SHARES WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN ITEM 1 ABOVE AND FOR THE APPROVAL OF THE 2009 STOCK OPTION AND INCENTIVE PLAN DESCRIBED IN ITEM 2 ABOVE.

PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE REPLY ENVELOPE.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

			PLEASE CHECK HERE IF YOU ARE PLANNING TO ATTEND THE ANNUAL MEETING IN PERSON.			☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

¢

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

¢